Exhibit 99.1

PBF Energy Inc.Morgan Stanley Refining Corporate Access DayMay 16, 2013

This presentation contains forward-looking statements made by PBF Energy Inc. (the “Company” or “PBF”) and its management. Such statements are based on current expectations, forecasts and projections, including, but not limited to, anticipated financial and operating results, plans, objectives, expectations and intentions that are not historical in nature. Forward-looking statements should not be read as a guarantee of future performance or results, and may not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking statements are based on information available at the time, and are subject to various risks and uncertainties that could cause the Company’s actual performance or results to differ materially from those expressed in such statements. Factors that could impact such differences include, but are not limited to, changes in general economic conditions; volatility of crude oil and other feedstock prices; fluctuations in the prices of refined products; actions taken or non-performance by third parties, including suppliers, contractors, operators, transporters and customers; adequacy, availability and cost of capital; work stoppages or other labor interruptions; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; inability to complete capital expenditures, or construction projects that exceed anticipated or budgeted amounts; inability to successfully integrate acquired refineries or other acquired businesses or operations; effects of existing and future laws and governmental regulations, including environmental, health and safety regulations; effects of litigation; and, various other factors.Forward-looking statements reflect information, facts and circumstances only as of the date they are made. The Company assumes no responsibility or obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information after such date.

PBF owns three oil refineries located in Ohio, Delaware and New JerseyAggregate throughput capacity of approximately 540,000 barrels per dayWeighted average Nelson Complexity of 11.3Fifth largest U.S. independent refiner East Coast rail infrastructure provides the entire system access to WTI-based, cost-advantaged crude supply  Summary Company Profile (Gp:) Cushing (Gp:) Toledo (Gp:) Paulsboro (Gp:) Delaware City   (1) Represents weighted average Nelson Complexity for PBF’s three refineries

Our History: Key Events and Milestones

Company Formation	Acquisitions & Improvement	Growth & Optimization

June 2010
- Completed acquisition of Delaware City Refinery

March 2011
- Completed acquisition of Toledo Refinery

September 2012
- Completed first two phases of East Coast rail infrastructure

Q1 2013
- Completed rail project at Delaware City

2008 2009 2010 2011 2012 2013

2008
- O'Malley and team form PBF Energy

December 2010
- Completed acquisition of Paulsboro Refinery

October 2011
- Delaware City Refinery operational

December 2012
- Successful IPO at $26/share







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High quality refining assets with weighted-average Nelson Complexity of 11.3Exposure to Mid-Continent and East Coast economicsTwo most complex refineries on East Coast with 100% of operating coking capacityScalable opportunity with management track record of growth by acquisitionHypothetical 150,000 bpd refinery acquisition increases the size of the company  by >25%  PBF’s Industry Position  Total Throughput Capacity  (Kbpd)  Average Complexity:  12.4   11.0   11.7   10.2   11.3   12.1   11.5  9.5  9.5  8.5  11.5   Source: Company filings and presentations, 2012 Oil & Gas Journal Annual Refining Survey and PBF estimatesNote: (1) Pro forma for TSO’s pending acquisition of BP’s Carson Refinery (Nelson Complexity Index of 12.1, and Total Throughput Capacity of 253 Kbpd)  (1)  1,644  917

U.S. Refining Industry Strengths

Why will the U.S. refining industry prosper for the next 5 years?

North American Crude Oil Production	Secular growth in North American crude oil production – Favorable price dislocations between North American crude and rest of world
Inexpensive Natural Gas	Growth in supply driving decline in U.S. natural gas pricing – U.S. natural gas currently priced more than 60% below Europe – ~$0.10 / bbl benefit to domestic refiners for every $1 / MMBtu difference in natural gas price
Complex Refineries	U.S. average refinery Nelson Complexity of 10.9 versus Western European average refinery Nelson Complexity of 7.8
Product Exports	Cost and technological advantages have spurred export opportunities – East Coast to Europe, West Africa, and Latin America

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 PermianBasin  EagleFord  OilSands  Bakken  Utica  Marcellus  Source: EIA Data, company announcements

North American Crude Production Other Placeholder: North American crude production is estimated to grow approximately 53% in the next twenty years.U.S. light, sweet production increasePushes barrels South (via water, pipeline and rail), East and West (primarily by rail)Ultimately displaces USGC importsWestern Canadian heavy, sour production increaseBitumen by rail advantaged versus pipeline transportation of diluted crudes

 Increasing Access to Cost-advantaged North American Crudes is the Key. Delaware City Rail Facility

 PBF’s East Coast Rail Infrastructure.  PBF’s double-loop track at Delaware City allows PBF to save $3/bblversus using 3rd party facilities

 Unit Trains Arriving at Double-Loop Track  The dual-loop track light crude unloading facility is capable of discharging a unit train in approximately 14 hours  Discharge capacity is expected to reach 100,000 bpd by the end of 2013

PBF Crude-by-rail Cost Advantage  PBF is the only heavy, sour refiner on the East Coast PBF’s ability to process heavy,  sour crudes can provide a competitive advantagePBF currently operates a 40,000 bpd heavy crude unloading facility and has announced plans to expand capacity to 80,000 bpd

Crude-by-Rail Pipeline

PBF Average Delivered Crude-by-Rail Barrel Forecast		
KBPD	Bakken	Canadian Heavy
Q2-13	75 - 80	15 - 17
Q3-13	100 - 105	35 - 38
Q4-13	100 - 105	40



Planned PBF Leased Railcar Delivery Schedule
6,000
5,000
4,000
3,000
2,000
1,000
-
1Q13
2Q13
3Q13
4Q13
1Q14
2Q14
3Q14
4Q14
1Q15
2Q15
Existing
Third Party - Coiled & Insulated
Third Party - General Purpose
New Coiled & Insulated
New General Purpose

Note: Based on current third party railcar manufacturer delivery schedules (subject to change)

- Longer-term focus on logistics
  - Rail services agreements with Norfolk Southern and BNSF
- Increased ability to load unit trains
  - Transloading agreement with Savage in Trenton, ND
- Advantageous commercial arrangements with crude producers
  - Supply agreement with Continental Resources for Bakken
- Ensuring delivery
  - Agreement with Trinity for delivery of rail cars

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System-wide Operational Efficiency and Effectiveness

- PBF is focused on a series of low-cost, high-return projects to boost the earnings power of our refineries
- Mid-continent
  - Enhanced production distribution facilities
  - Increased flexibility for crude oil storage
  - Increased production of high-value chemicals
- East Coast
  - High-value nonene production
  - Increased production of ULSD/ULSHO

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Capitalization Table No near-term debt maturities $675.5 million 8.25% Senior Secured Notes due 2020 Net Debt/Total Cap < 15% as of March 31, 2013 PBF Financial Snapshot – March 31, 2013 ($MM, Unless  Otherwise Noted) Capitalization Table Actual Cash and Cash Equivalents $404.1 Debt   Long-Term Debt (including current portion) 727.5 Total Debt 727.5 Net Debt 323.4 Total Equity 1,761.4 Total Capitalization 2,488.9  Liquidity Sufficient liquidity and supply / offtake agreements provide financial flexibility $1.575 billion Asset-Backed Facility (with accordion up to $1.8 billion)

Dividend PolicyIntend to pay $0.30 / share quarterly dividendDividend policy aligns with sustainable cash flow generation potential Title: Financial Strategy and Track Record  Maintain capital discipline and conservative capital structure  Continue to focus on accretive acquisitions and high return internal projects  Dividend Yield(1)  (%)  Source: Company filings and presentations, Capital IQNote: (1) Using regular dividends and closing price  on 5/14/2013

Ethanol RINs – The Cost of Compliance Other Placeholder: RINs obligations are incurred through domestics sales of gasoline and dieselPBF Energy currently blends part of its gasoline production which fulfills a significant portion of its ethanol RINs obligationPBF expects its blending capability to increase to over 50% of its total ethanol RINs obligation for the second half of 2013RINs are an annual obligation.  PBF acquires ethanol RINs throughout the year and expects to cover its obligation for the first half of the year by the end of June 2013PBF believes that, ultimately, it is the American consumer that will incur the higher cost of the ethanol RINs through increased prices at the pump

Crude Market – Differentials Matter PBF  expects increased supplies of Canadian-heavy crude will continue to support wide differentials to BrentPBF’s East Coast margins are negatively impacted by a narrow Brent – ASCI spread  Source: Platts  $/BBL

PBF MLP? PBF has the assets for a logistics-focused Master Limited Partnership (MLP)Possible MLP assets include but are not limited to:Rail terminals and railcarsRefinery truck terminalsPipeline assetsTank storage facilities